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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 17, 2005

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                     001-13711           13-3429953
   (State or other jurisdiction of        (Commission        (IRS Employer
    incorporation or organization)        File Number)     Identification No.)

        4211 W. Boy Scout Boulevard, Tampa, Florida                33607
          (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

On March 17, 2005, Perry Golkin and Simon E. Brown informed the Company that they did not intend to stand for re-election as directors of the Company at the Company's annual meeting of stockholders to be held on April 28, 2005. Mr. Golkin has served on the Company's Board since 1987. Mr. Brown has served on the Board since 2004. Messrs. Golkin and Brown decided not to stand for re-election due to other personal commitments.

On March 21, 2005, the Board approved a resolution that effective upon the election of directors at the 2005 Annual Meeting, the number of directors that shall constitute the Board will be seven (7). The Board is conducting a process to identify director candidates and, if appropriate and when qualified candidates are found, the Board will exercise its powers under the By-Laws to increase the number of directors and to appoint one or more directors to fill the vacancy or vacancies.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WALTER INDUSTRIES, INC.


                                            By:    /s/ Victor P. Patrick
                                                   -----------------------------
                                            Title: Victor P. Patrick
                                                   Sr. Vice President,
                                                   General Counsel and Secretary

Date:  March 22, 2005